EXHIBIT 99(a)

            Bard Employees' Savings Trust 401(K) Plan
(formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

      Financial Statements As Of December 31, 1998 And 1997

                          Together With

            Report of Independent Public Accountants

           Bard Employees' Savings Trust 401(k) Plan
(formerly Employee's Retirement Savings Plan of C. R. Bard, Inc.)

                             INDEX

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:

     Statements of Net Assets Applicable to Participants' Equity as of December 31, 1998 and 1997

     Statement of Changes in Net Assets Applicable to Participants' Equity for the Year Ended December 31, 1998

     Notes to Financial Statements

SUPPLEMENTAL SCHEDULES:

     I - Item 27a - Schedule of Assets Held for Investment
     Purposes as of December 31, 1998

     II - Item 27d - Schedule of Reportable Transactions for the
     Year Ended December 31, 1998

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Retirement Committee of the Bard
 Employees' Savings Trust 401(K)Plan:

We have audited the accompanying statements of net assets applicable to participants' equity of the Bard Employees' Savings Trust 401(k) Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets applicable to participants' equity for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets applicable to participants' equity as of December 31, 1998 and 1997, and the changes in net assets applicable to participants' equity for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in net assets applicable to participants' equity is presented for purposes of additional analysis rather than to present the changes in net assets applicable to participants' equity of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Roseland, New Jersey
May 27, 1999

           BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
(formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

  STATEMENTS OF NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY

                AS OF DECEMBER 31, 1998 AND 1997


                                           1998         1997
ASSETS:
Investments, at fair value -
 Bard Common Stock Fund                $ 57,329,829 $ 39,286,361
 Bard Stock Cash Dividend Fund                  ---          ---
 Investment Contracts Fund               19,348,376   22,262,337
 Vanguard 500 Index Fund                 69,300,667   57,806,053
 Vanguard International Growth Fund         906,599          ---
 Vanguard LifeStrategy Conservative
  Growth Fund                               327,757          ---
 Vanguard LifeStrategy Growth Fund        1,334,099          ---
 Vanguard LifeStrategy Moderate
  Growth Fund                             1,146,616          ---
 Vanguard Prime Money Market Fund         5,875,286    3,144,800
 Vanguard PRIMECAP Fund                   3,868,430          ---
 Vanguard Total Bond Market Index
  Fund                                    3,315,453    3,424,922
 Vanguard Wellington Fund                 1,623,650          ---
 Participant Loans                        4,253,481    2,080,005

               Total investments        168,630,243  128,004,478

Accrued interest and dividends
 receivable                                     ---      139,726
Participants' contributions
 receivable                                 475,382          ---

               Total assets            $169,105,625 $128,144,204

LIABILITIES:
  Due to broker                                 ---      758,316

Net assets applicable to participants'
 equity                                $169,105,625 $127,385,888

         The accompanying notes to financial statements are an integral part of these statements.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                                                Bard
                                               Common        Bard Stock     Investment
                                                Stock       Cash Dividend   Contracts
                                                Fund            Fund          Fund
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                          $39,286,361    $       ---    $22,262,337
ADDITIONS:
 Employer contributions (net of forfeitures) $ 3,852,718    $       ---    $       ---
 Employee contributions                        1,687,320            ---      1,516,841
 Interest and dividend income                    235,519        669,140      1,264,900
 Net appreciation and realized gain on
  sale of investments                         21,844,656            ---            ---
 Loans advanced, net of repayments              (818,672)           ---       (378,013)

                                              26,801,541        669,140      2,403,728

DEDUCTIONS:
 Disbursements to participants                 4,277,884            592      2,580,369
 Net depreciation and realized loss on
  sale of investments                                ---            ---            ---

                                               4,277,884            592      2,580,369

NET TRANSFERS BETWEEN FUNDS                   (4,480,189)      (668,548)    (2,737,320)

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                       $57,329,829    $       ---    $19,348,376

                     The accompanying notes to financial statements
                         are an integral part of this statement.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (continued)
                                                                             Vanguard
                                               Vanguard       Vanguard     LifeStrategy
                                              500 Index     International  Conservative
                                                 Fund        Growth Fund   Growth Fund
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                          $57,806,053    $       ---    $       ---
ADDITIONS:
 Employer contributions (net of forfeitures)         ---            ---            ---
 Employee contributions                        7,380,811        196,753         37,861
 Interest and dividend income                  1,075,206         19,002         14,970
 Net appreciation and realized gain on
  sale of investments                         14,865,858         27,622          9,623
 Loans advanced, net of repayments              (877,594)         1,115           (786)

                                              22,444,281        244,532         61,668

DEDUCTIONS:
 Disbursements to participants                 7,480,582        112,065         13,682
 Net depreciation and realized loss on
  sale of investments                                ---          4,038          6,751

                                               7,480,582        116,103         20,433

NET TRANSFERS BETWEEN FUNDS                   (3,469,085)       778,170        286,522

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                       $69,300,667    $   906,599    $   327,757

                     The accompanying notes to financial statements
                          are an integral part of this statement.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (continued)
                                                              Vanguard
                                               Vanguard     LifeStrategy    Vanguard
                                             LifeStrategy     Moderate     Prime Money
                                             Growth Fund    Growth Fund    Market Fund
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                          $       ---    $       ---    $ 3,144,800
ADDITIONS:
 Employer contributions (net of forfeitures)         ---            ---            ---
 Employee contributions                          280,420        122,624        557,025
 Interest and dividend income                     46,442         42,211        194,412
 Net appreciation and realized gain on
  sale of investments                             80,901         40,743            ---
 Loans advanced, net of repayments                (7,423)           919        (76,851)

                                                 400,340        206,497        674,586

DEDUCTIONS:
 Disbursements to participants                    95,899         80,434        783,198
 Net depreciation and realized loss on
  sale of investments                             43,794            ---            ---

                                                 139,693         80,434        783,198

NET TRANSFERS BETWEEN FUNDS                    1,073,452      1,020,553      2,839,098

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                       $ 1,334,099    $ 1,146,616    $ 5,875,286

                     The accompanying notes to financial statements
                          are an integral part of this statement.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (continued)
                                                             Vanguard
                                              Vanguard        Total         Vanguard
                                              PRIMECAP      Bond Market    Wellington
                                                Fund        Index Fund        Fund
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                          $       ---    $ 3,424,922    $       ---
ADDITIONS:
 Employer contributions (net of forfeitures)         ---            ---            ---
 Employee contributions                          814,169        438,842        278,425
 Interest and dividend income                    146,781        209,225        164,931
 Net appreciation and realized gain on
  sale of investments                            369,567         54,888            ---
 Loans advanced, net of repayments                11,492        (45,449)        (3,934)

                                               1,342,009        657,506        439,422

DEDUCTIONS:
 Disbursements to participants                 1,451,562        647,355        153,558
 Net depreciation and realized loss on
  sale of investments                             68,584            ---         92,614

                                               1,520,146        647,355        246,172

NET TRANSFERS BETWEEN FUNDS                    4,046,567       (119,620)     1,430,400

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                       $ 3,868,430    $ 3,315,453    $ 1,623,650

                     The accompanying notes to financial statements
                          are an integral part of this statement.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (continued)
                                                                            Accrued
                                                                           Interest &
                                             Participant    Contributions  Dividends
                                                Loans         Receivable   Receivable
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                          $ 2,080,005    $       ---    $   139,726
ADDITIONS:
 Employer contributions (net of forfeitures)         ---        475,382            ---
 Employee contributions                          276,419            ---       (139,726)
 Interest and dividend income                        ---            ---            ---
 Net appreciation and realized gain on
  sale of investments                                ---            ---            ---
 Loans advanced, net of repayments             2,195,196            ---            ---

                                               2,471,615        475,382       (139,726)

DEDUCTIONS:
 Disbursements to participants                   298,139            ---            ---
 Net depreciation and realized loss on
  sale of investments                                ---            ---            ---

                                                 298,139            ---            ---

NET TRANSFERS BETWEEN FUNDS                          ---            ---            ---

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                       $ 4,253,481    $   475,382            ---

                     The accompanying notes to financial statements
                          are an integral part of this statement.

                        BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
            (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                           STATEMENT OF CHANGES IN NET ASSETS
                           APPLICABLE TO PARTICIPANTS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (continued)
                                                              Due to
                                                              Broker          Total
NET ASSETS APPLICABLE TO
 PARTICIPANTS' EQUITY,
  beginning of year                                         $  (758,316)   $127,385,888
ADDITIONS:
 Employer contributions (net of forfeitures)                        ---       3,852,718
 Employee contributions                                             ---      13,786,473
 Interest and dividend income                                       ---       4,219,432
 Net appreciation and realized gain on
  sale of investments                                               ---      37,293,898
 Loans advanced, net of repayments                                  ---             ---

                                                                    ---      59,152,521

DEDUCTIONS:
 Disbursements to participants                                 (758,316)     17,217,003
 Net depreciation and realized loss on
  sale of investments                                               ---         215,781

                                                               (758,316)     17,432,784

NET TRANSFERS BETWEEN FUNDS                                         ---             ---

NET ASSETS APPLICABLE TO PARTICIPANTS'
   EQUITY, end of year                                      $       ---    $169,105,625

                     The accompanying notes to financial statements
                         are an integral part of this statement.

           BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
(formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

                 NOTES TO FINANCIAL STATEMENTS

(1)  PLAN DESCRIPTION:

     The following description of the Bard Employees' Savings Trust 401(K) Plan (the "Plan"), formerly the Employees' Retirement Savings Plan of C. R. Bard, Inc., is provided for general information purposes. Participants of the Plan should refer to the Plan document for more detailed and complete information.

     General-

     The Plan is a defined contribution profit sharing plan for which contributions are made by C. R. Bard, Inc. (the "Company") and Plan participants. Effective January 1, 1998 employer matching contributions were designated as an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code. This portion of the plan invests primarily in qualifying employer securities. All domestic employees of the Company, not covered by a collective bargaining agreement, who have completed 1,000 hours of service and have attained the age of 21, are eligible to participate in the Plan.

     Contributions-

     Plan participants may elect to make tax deferred contributions through payroll deductions equal to 1% to 15% of their compensation. Salespersons' commissions are also eligible for contributions to the Plan. The Company matches 100% of participants' contributions up to the first 2% of their compensation and 25% of contributions between 2% and 4% of their compensation. The Company may elect, at its discretion, to make additional matching contributions. However, matching contributions (when aggregated with elective deferral contributions) are not to exceed the maximum tax deductible amount per current Federal tax regulations.

     As of December 31, 1998, participants may direct their contributions to be invested in one of the following types of investment funds:

     Bard Common Stock Fund - The fund invests in C. R. Bard, Inc.
     Common Stock.

     Bard Stock Cash Dividend Fund - Reinvests dividends earned within the Bard Common Stock Fund.

     Investment Contracts Fund - The fund invests in a diversified portfolio of investment contracts issued by insurance companies and other financial institutions.

     Vanguard 500 Index Fund - The fund holds all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price
     Index in proportion to their weighting in the Index.

     Vanguard International Growth Fund - The fund invests in stocks of high-quality, seasoned companies based outside the United States.

     Vanguard LifeStrategy Conservative Growth Fund - The fund invests in selected Vanguard funds to achieve a targeted allocation of assets to U.S. stocks, international stocks, bonds, and short-term reserves.

     Vanguard LifeStrategy Growth Fund - The fund invests in selected Vanguard funds to achieve a targeted allocation of assets to U.S. stocks, international stocks, bonds, and short-term reserves.

     Vanguard LifeStrategy Moderate Growth Fund - The fund invests in selected Vanguard funds to achieve a targeted allocation of assets to U.S. stocks, international stocks, bonds, and short-term reserves.

     Vanguard Prime Money Market Fund - The fund invests in short-term, high-quality money market instruments issued by financial institutions, nonfinancial corporations, the U.S.
     government, and federal agencies.

     Vanguard PRIMECAP Fund - The fund invests in stocks of companies with above-average prospects for continued earnings growth, strong industry positions, and skilled management teams.

     Vanguard Total Bond Market Index Fund - The fund attempts to match the performance of the Lehman Brothers Aggregate Bond
     Index.

     Vanguard Wellington Fund - the fund seeks to provide income and long-term growth by investing in stocks and bonds.

     Vesting-

     All employee contributions are fully vested and nonforfeitable. Participants' may transfer or redirect employee contributions each day the New York Stock Exchange is open for business. Company contributions are invested solely in the Bard Common Stock Fund and may be made in cash or Company stock.

     Participants are vested in the Company's matching contribution as follows:

       Years Participated in Plan      % Vested
          Under   2                         0
          2 but < 3                        25%
          3 but < 4                        50%
          4 but < 5                        75%
          5 or more                       100%

     Forfeitures-

     At December 31, 1998, forfeited nonvested accounts totaled approximately $270,936. These accounts will be used to reduce future Company matching contributions. In 1998, employer contributions were reduced by $269,516 from forfeited nonvested accounts.

     Loans-

     A participant may borrow up to one-half of their vested account balance, limited to $50,000. The loan shall be repaid pursuant to a fixed payment schedule not to exceed five years from the date of the loan (unless such loan is for the purchase of a primary residence, in which case the loan may be repaid within fifteen years).

     Income Allocations-

     Investment income for an accounting period shall be allocated to participants' accounts in proportion to the total of their respective account balances at the beginning of such accounting period plus any contributions or loan repayments credited to the account during the period.

     Distributions-

     Participants will receive the full amount of their vested account balance when one of the following events occurs: normal retirement, termination of service, death or disability. Early withdrawals are permitted at the participant's request after attainment of age 59-1/2. Certain hardship withdrawals are also permitted. Distributions may be made in a lump sum payment or in a series of installments over three to ten years.

(2)  SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:

     Estimates in the
     Preparation of Financial Statements-

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

     Valuation of Investments-

     Investments in the Bard Common Stock Fund, the Vanguard 500 Index Fund, the Vanguard International Growth Fund, the Vanguard LifeStrategy Conservative Growth Fund, the Vanguard LifeStrategy Growth Fund, the Vanguard LifeStrategy Moderate Growth Fund, the Vanguard Prime Money Market Fund, the Vanguard PRIMECAP Fund, the Vanguard Total Bond Market Index Fund, and the Vanguard Wellington Fund are in the form of units of participation within the account with the unit value of each account calculated periodically by the Trustee reflecting transaction gains and losses, appreciation or depreciation of the market value of the account investments, interest and dividends.

     The Investment Contracts Fund (the "Fund") is a pooled fund which is reported on the financial statements at contract value, which approximates fair value, as determined by the Trustee. The average yields of the Fund for the years ended December 31, 1998 and 1997 were 6.21% and 6.53%, respectively. The crediting interest rate was 6.28% and 6.48% as of December 31, 1998 and 1997, respectively. This rate is determined periodically by the Trustee based on the Fund's holdings. As of December 31, 1998 and 1997, there were no valuation reserves needed within the Fund, however, it did hold a Guaranteed Investment Contract in rehabilitation (See
     Note 5).

     Plan Administration-

     Under a trust agreement dated October 1, 1983, United States Trust Company of New York was appointed Trustee of the Plan and administers the Plan's assets together with the income therefrom. In 1995, United States Trust Company of New York merged with Chase Manhattan Bank, N.A.

     Effective December 31, 1997, all assets of the Plan were transferred to The Vanguard Group pursuant to a trust agreement dated January 1, 1998.

     Under the new trust agreement dated January 1, 1998, Vanguard Fiduciary Trust Company is the appointed Trustee of the Plan and administers the Plan's assets together with the income therefrom. All expenses incurred for the Plan by the Trustee and the Company may be either paid by the Company or from the assets of the Plan. Substantially all expenses of the Plan were paid by the Company during 1998.

     Accounting records maintained by the Trustee are on the accrual basis of accounting. Investment transactions are recorded on a trade date basis. The Plan had no assets not having a readily determinable market value as of December 31, 1998 and 1997.

     Tax Status-

     The Internal Revenue Service has determined and informed the Company by a letter dated February 28, 1996, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code of 1986 (the "Code"). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

(3)  RELATED PARTY TRANSACTIONS:

     As of December 31, 1998 and 1997, the Plan holds 1,158,178 and 1,262,151 shares of C. R. Bard, Inc. common stock, respectively, with a market value of $57,329,829 at December 31, 1998 and $39,286,361 at December 31, 1997. During the year ended December 31, 1998, 141,400 shares of such common stock were acquired at a cost of $5,231,727; 275,800 shares were sold with an original cost basis of $7,617,433 and 18,918 shares were delivered to Plan participants with an original cost basis of $517,165.

(4)  PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of Employee Retirement Income Security Act of 1974. In the event of plan termination, participants will become fully vested in their account balances.

(5)  FIXED INCOME OBLIGATIONS IN REHABILITATION

     Included in the Plan's assets is a Guaranteed Investment Contract from Confederation Life Insurance Co., which is in rehabilitation. It has been determined by the Trustee that the balance of $16,079 is collectable with payment expected in 1999.

                                                                                          SCHEDULE I
                             BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
                  (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc)

                                     EIN #22-1454160, PLAN #003
                     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                      AS OF DECEMBER 31, 1998
                                       (c)  Description of investment
        (b) Identity of issue,              including maturity date,
            borrower, lessor or             rate of interest, collateral,                  (e) Current
(a)       similar party                   par or maturity value           (d) Cost           Value
         BARD COMMON STOCK FUND
   *     The Vanguard Group          Units of participation in Bard        $ 33,317,366    $ 57,329,829
                                     Common Stock Fund, 3,642,302 units,
                                     $15.74 per unit.
         INVESTMENT CONTRACTS FUND
           The Vanguard Group        Units of participation in Investment    19,348,376      19,348,376
                                     Contracts Fund, 19,348,376 units,
                                     $1.00 per unit.
         VANGUARD 500 INDEX FUND
           The Vanguard Group        Units of participation in Vanguard      56,096,075      69,300,667
                                     500 Index Fund, 608,167 units,
                                     $113.95 per unit.
         VANGUARD INTERNATIONAL
          GROWTH FUND
           The Vanguard Group        Units of participation in Vanguard         878,937         906,599
                                     International Growth Fund,
                                     48,300 units, $18.77 per unit.
         VANGUARD LIFESTRATEGY
          CONSERVATIVE GROWTH FUND
           The Vanguard Group        Units of participation in Vanguard         318,134         327,757
                                     LifeStrategy Conservative Growth
                                     Fund, 22,281 units, $14.71 per unit.
         VANGUARD LIFESTRATEGY
          GROWTH FUND
           The Vanguard Group        Units of participation in Vanguard       1,253,198       1,334,099
                                     LifeStrategy Growth Fund,
                                     71,001 units, $18.79 per unit.

       The accompanying notes to financial statements are an integral part of this schedule.

                            * Represents a party in interest to the plan

                                                                                            SCHEDULE I (continued)
                                           (c) Description of investment
        (b) Identity of issue,                 including maturity date,
            borrower, lessor or                rate of interest, collateral,                    (e) Current
  (a)         similar party                    par or maturity value           (d) Cost             Value
         VANGUARD LIFESTRATEGY
          MODERATE GROWTH FUND
           The Vanguard Group               Units of participation in Vanguard    $  1,106,078   $  1,146,616
                                            LifeStrategy Moderate Growth Fund,
                                            68,008 units, $16.86 per unit.
         VANGUARD PRIME MONEY
          MARKET FUND
           The Vanguard Group               Units of participation in Vanguard       5,875,286      5,875,286
                                            Prime Money Market Fund,
                                            5,875,286 units, $1.00 per unit.
         VANGUARD PRIMECAP FUND
          The Vanguard Group                Units of participation in Vanguard       3,498,863      3,868,430
                                            PRIMECAP Fund, 81,167 units,
                                            $47.66 per unit.
         VANGUARD TOTAL BOND
          MARKET INDEX FUND
           The Vanguard Group               Units of participation in Vanguard       3,270,825      3,315,453
                                            Total Bond Market Index Fund,
                                            322,829 units, $10.27 per unit.
         VANGUARD WELLINGTON
          FUND
           The Vanguard Group               Units of participation in Vanguard       1,712,915      1,623,650
                                            Wellington Fund, 55,320 units,
                                            $29.35 per unit.
         OTHER
           Participant Loans                With interest rates ranging from         4,253,481      4,253,481
                                            7.24% to 9.6% and maturing through
                                            2013.

                                                                                  $130,929,534   $168,630,243

       The accompanying notes to financial statements are an integral part of this schedule.

                            * Represents a party in interest to the plan.

                                                                                         SCHEDULE II
                             BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
                 (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

                                     EIN #22-1454160, PLAN #003
                          ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS (A)
                                FOR THE YEAR ENDED DECEMBER 31, 1998
                     (b) Description of asset
(a) Identity of     (include interest rate and     (c) Number of    (d) Purchase      (e) Selling
party involved      maturity in case of a loan)      transactions       price             price
 The Vanguard Group   Vanguard 500 Index Fund      Purchases  190   $14,234,946.78

 The Vanguard Group   Vanguard 500 Index Fund      Sales      210                     $17,231,869.64

 The Vanguard Group   Vanguard Prime Money Mkt     Purchases  180     5,194,004.71

 The Vanguard Group   Vanguard Prime Money Mkt     Sales      172                       2,412,717.54

 The Vanguard Group   Vanguard PRIMECAP Fund       Purchases  149     6,077,701.09

 The Vanguard Group   Vanguard PRIMECAP Fund       Sales      115                       2,510,253.34

 The Vanguard Group   Investment Contracts Fund    Purchases  203     5,421,037.52

 The Vanguard Group   Investment Contracts Fund    Sales      199                       8,357,280.15

*The Vanguard Group   Bard Common Stock Fund       Purchases  189     8,532,021.71

*The Vanguard Group   Bard Common Stock Fund       Sales      209                      12,116,309.91

(A) Reportable transactions are those purchases and sales of the same security which, individually or in the aggregate, exceed 5% of Plan assets at January 1, 1998.

    The accompanying notes to financial statements are an integral part of this schedule.

                            * Represents a party in interest to the plan.

                                                                             SCHEDULE II (continued)
                             BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
                 (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

                                     EIN #22-1454160, PLAN #003
                          ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS (A)
                                FOR THE YEAR ENDED DECEMBER 31, 1998
                     (b) Description of asset
(a) Identity of     (include interest rate and     (f) Cost of      (g) Current value of asset
party involved      maturity in case of a loan)        asset            on transaction date
 The Vanguard Group   Vanguard 500 Index Fund                       $14,234,946.78

 The Vanguard Group   Vanguard 500 Index Fund      $15,586,613.87    17,231,869.64

 The Vanguard Group   Vanguard Prime Money Mkt                        5,194,004.71

 The Vanguard Group   Vanguard Prime Money Mkt       2,412,717.54     2,412,717.54

 The Vanguard Group   Vanguard PRIMECAP Fund                          6,077,701.09

 The Vanguard Group   Vanguard PRIMECAP Fund         2,578,811.45     2,510,253.34

 The Vanguard Group   Investment Contracts Fund                       5,421,037.52

 The Vanguard Group   Investment Contracts Fund      8,357,280.15     8,357,280.15

*The Vanguard Group   Bard Common Stock Fund                          8,532,021.71

*The Vanguard Group   Bard Common Stock Fund         8,686,832.18    12,116,309.91

(A) Reportable transactions are those purchases and sales of the same security which, individually or in the aggregate, exceed 5% of Plan assets at January 1, 1998.

    The accompanying notes to financial statements are an integral part of this schedule.

                            * Represents a party in interest to the plan.

                                                                             SCHEDULE II (continued)
                             BARD EMPLOYEES' SAVINGS TRUST 401(K) PLAN
                 (formerly Employees' Retirement Savings Plan of C. R. Bard, Inc.)

                                     EIN #22-1454160, PLAN #003
                          ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS (A)
                                FOR THE YEAR ENDED DECEMBER 31, 1998
                                    (b) Description of asset
(a) Identity of                    (include interest rate and                   (h) Net gain
party involved                     maturity in case of a loan)                     or (loss)
 The Vanguard Group                 Vanguard 500 Index Fund

 The Vanguard Group                 Vanguard 500 Index Fund                     $ 1,645,255.77

 The Vanguard Group                 Vanguard Prime Money Mkt

 The Vanguard Group                 Vanguard Prime Money Mkt

 The Vanguard Group                 Vanguard PRIMECAP Fund

 The Vanguard Group                 Vanguard PRIMECAP Fund                          (68,558.11)

 The Vanguard Group                 Investment Contracts Fund

 The Vanguard Group                 Investment Contracts Fund

*The Vanguard Group                 Bard Common Stock Fund

*The Vanguard Group                 Bard Common Stock Fund                        3,429,477.73

(A) Reportable transactions are those purchases and sales of the same security which, individually or in the aggregate, exceed 5% of Plan assets at January 1, 1998.

    The accompanying notes to financial statements are an integral part of this schedule.

                            * Represents a party in interest to the plan.